Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan and the 2012 Independent Director Equity Plan of ThermoGenesis Corp. of our report dated September 20, 2012, with respect to the consolidated financial statements of ThermoGenesis Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Sacramento, California
March 12, 2013